Exhibit 99.(a)(1)(L)

Amendment No. 1
To Offer to Amend Eligible Options

The Offer to Amend Eligible Options is hereby amended and supplemented to read as follows and capitalized terms not otherwise defined herein shall be as defined in the Offering Memorandum:

1. The fifth full paragraph on page 5 of the Offering Memorandum below the caption “Important” is restated in its entirety to read as follows:

Whether you accept this Offer or not, you must complete and submit an Election Form that sets forth your election for each of your Eligible Option(s). The form of Election Form is attached as Attachment B hereto and your personalized Election Form, which will be sent to you via email. Your Election Form must be submitted to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill. Your completed Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

2. The second and fourth paragraphs on pages 8 and 9 of the Offering Memorandum under the caption “Procedural Risks” are restated to read in their entirety as follows:

You are responsible for making sure that you have made an accurate and complete election prior to the Expiration Time. You should make a copy of the Election Form that you submit and each Notice of Receipt of Election Form and Final Election Confirmation Statement that you receive. You must submit all Election Forms to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill.

You will receive a Notice of Receipt of Election Form confirming your election within three business days after we receive your Election Form (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. In the event that you do not receive the Notice of Receipt of Election Form or the Final Election Confirmation Statement confirming your elections in the time frames described above, you must send your printed copies of your Election Form, email delivery receipts, fax confirmation receipts or delivery receipts and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to evidence proper and timely submission of your Election Form, to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form or your Final Election Confirmation Statement, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

3. The second and third paragraphs on page 20 of the Offering Memorandum under the caption “Q36: If I am an Eligible Optionee, how do I make an election to participate in the Offer?” are restated to read in their entirety as follows:

Whether you accept the Offer or not, you must complete and submit an Election Form that sets forth your election for all of your Eligible Option(s). You must print a copy of your personalized Election Form; complete and sign the form; and then submit your Election Form to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill. Your Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

When you submit your Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. When you submit your Election Form via facsimile, please save the confirmation of facsimile and when you submit your Election Form via express delivery service, please obtain a copy of the delivery receipt for your records. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement.

4. The paragraph on page 21 of the Offering Memorandum under the caption “Q41: Can I change my election after I have submitted my Election Form?” is restated to read in its entirety as follows:

You may change your previously submitted Election Form at any time prior to the Expiration Time. You may change your previously submitted election more than once. To submit a change to your election during the Offer, you must submit a copy of a new Election Form to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill. You should print a copy of your revised Election Form and any delivery receipts and keep these documents with your other records for this Offer.

5. The third bullet on page 30 of the Offering Memorandum under the caption “4. Procedures for Amending Eligible Options-Complete the Election Form” is restated to read in its entirety as follows:

•
Submit a copy of your completed Election Form to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill. You must complete and submit an Election Form that sets forth your election for each of your Eligible Option(s) whether or not you elect to amend any of your Eligible Option(s). Notwithstanding the terms of your Election Form or any other Attachment to this Offering Memorandum, we hereby agree to accept completed Election Forms via any of the methods of delivery described above.

6. The fourth paragraph on page 30 of the Offering Memorandum under the caption “4. Procedures for Amending Eligible Options-Making Your Election-Complete the Election Form” is restated to read in its entirety as follows:

Please keep a copy of your Election Form(s) for your records. When you submit your Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. When you submit your Election Form via facsimile, please save the confirmation of facsimile and when you submit your Election Form via delivery service, please obtain a copy of the delivery receipt for your records. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement.

7. The paragraph on page 30 of the Offering Memorandum under the caption “Item 4. Procedures for Amending Eligible Options-Receive Confirmation of Election” is restated to read in its entirety as follows:

Receive Confirmation of Election. Within three business days after your Election Form is received, we will email you a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three business days after the Expiration Time, we will email you a Final Election Confirmation Statement that confirms the last election that you made for your Eligible Option(s) as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). Please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement that you receive. In the event that you do not receive a Notice of Receipt of Election Form(s) or Final Election Confirmation Statement confirming your elections in the time frames described, you must send your printed copies of your last Election Form, delivery receipt(s) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to Lydia Terrill at lydia.terrill@chordiant.com to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

8.  The sentence on page 31 of the Offering Memorandum following the caption “5. Change in Election-Complete the Election Form” is restated to read in its entirety as follows:

Complete the Election Form. To change your election, you must submit a new Election Form to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill.

9.  The third and fourth paragraphs on page 31 of the Offering Memorandum following the caption “Item 5. Change in Election-Complete the Election Form” are restated to read in their entirety as follows:

Please keep a copy of your new Election Form. When you submit your Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. When you submit your Election Form via facsimile, please save the confirmation of facsimile and when you submit your Election Form via delivery service, please obtain a copy of the delivery receipt for your records. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a new Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) or a Final Election Confirmation Statement.

Receive Confirmation of Election. Within three (3) business days after your Election Form (or any change thereto) is received, we will email you a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three (3) business days after the Expiration Time, we will email you a Final Election Confirmation Statement that confirms the last election that you made for each of your Eligible Option(s) as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). Please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement that you receive. In the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement confirming your elections in the time frames so described, you must send your printed copies of your last Election Form, your delivery receipts and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to evidence proper and timely submission of your elections (and any change thereto), to Lydia Terrill by any of the following methods: via fax (at 408-517-5084 or 408-517-6103), hand delivery, email (lydia.terrill@chordiant.com), inter-office mail, or U.S. mail, courier or express delivery service to Chordiant Software, Inc. 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Lydia Terrill. If you have any questions about submitting your Election Form (or a change thereto), or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.